Exhibit 99.1

S.Y. Bancorp Announces First Quarter 2008 Results Highlighted by 9% Year-Over-Year Loan Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the first quarter of 2008. Highlights included the Company's strongest quarterly loan growth in more than two years, despite continued economic uncertainty. S.Y. Bancorp also reported higher non-interest income resulting particularly from a solid performance in its mortgage operations, continued growth in bankcard income, and ongoing strength in the Company's investment management and trust operations. These positive factors were more than offset by ongoing margin pressure and an increase in the quarterly provision for loan losses. A summary of results for the first quarter follows:

Quarter ended March 31,	2008	2007	Change
Net income	$5,038,000	$5,704,000	-12%
Net income per share, diluted	$0.37	$0.39	-5%
Return on average equity	15.36%	16.60%
Return on average assets	1.38%	1.64%

Commenting on the Company's progress, David Heintzman, Chairman and Chief Executive Officer, said, "Obviously, our first quarter results reflected the effects of well-publicized macroeconomic challenges, such as continuing concern about credit quality, additional pressure on net interest margin caused by recent Federal Reserve rate cuts and ongoing competitive market forces, and costs related to our expansion in two markets.

"With respect to the first point," Heintzman added, "our level of non-performing loans, both in total and relative to loans outstanding, is lower than it was a year ago – a particularly noteworthy accomplishment in our view, not only considering the current environment, but also in comparison with the performance of many other banks that have posted sharp increases in non-performing loans. However, non-performing loans have increased since year end, and likewise we have seen rising past due and watch totals. Because of these more recent trends, as well as general concern about the economy, we increased our loan loss provision to $1,225,000 in the first quarter of 2008 versus $780,000 in the year-earlier period. Regarding the second point, the impact of recent rate cuts and competitive pressure have reduced our net interest margin 28 basis points over the past year, although the decline during the last three months was only four basis points. Because of this pressure, net interest income for the first quarter of 2008 fell slightly. Lastly, we have absorbed expansion costs this year for a second office in Indianapolis and our entry into the Cincinnati market. Together, these three factors primarily accounted for the Company's lower comparative net income for the period, but the impact of our stock repurchase programs over the past year helped mitigate the effect of lower net income on per share earnings.

"Still, we witnessed progress in other fundamental aspects of our business," Heintzman continued. "Following modest loan growth over much of the last year, we witnessed a strong acceleration in loan originations, increasing our loan portfolio more than 9% in the past year and 7% in the first quarter alone – almost double the pace in the fourth quarter of 2007. This loan growth, building on the momentum that began to develop last quarter, reflects the positive impact of our expansion strategies in Indianapolis and Cincinnati. Both of these initiatives contributed to our robust loan growth in the first quarter, but neither has ramped up to a sufficient level to offset start-up costs completely.

"Another bright spot in the Company's first quarter performance was investment management and trust services, which account for almost one-half of our non-interest income and represent a key service advantage for S.Y. Bancorp – one that distinguishes us from most competitors," Heintzman added. "Revenues from these services increased 3% compared with the prior year. Assets under management declined slightly to $1.549 billion at March 31, 2008, as growth from net new business was more than offset by declines in market value. Also, the strong performance of our mortgage operations, which were able to capitalize on lower mortgage rates during the quarter, helped offset the impact of lower rates on other areas of the Bank."

Concluding, Heintzman said, "Although we are pleased with our progress on many fronts, we know that the near future remains challenging as key economic issues play out over the course of the year, and as efforts to address and resolve these issues are executed by the public and private sectors. We think the Company's first quarter performance was a good one given these conditions, indicating the fundamental strength and diversity of our business and markets, and we believe in the soundness of the strategies we have in place to drive growth over the longer term."

S.Y. Bancorp's total assets increased 7% to $1.517 billion at March 31, 2008, from $1.414 billion at March 31, 2007, and were up 2% from $1.482 billion at December 31, 2007. The year-over-year change in total assets was driven by a 12% increase in the Company's loan portfolio, which rose to $1.290 billion at March 31, 2008, from $1.150 billion at March 31, 2007, and increased 7% versus $1.202 billion at year-end 2007. Deposits increased 3% to $1.148 billion at March 31, 2008, compared with $1.110 billion a year ago, and were 4% higher versus $1.107 billion at the end of 2007, with both increases largely reflecting higher money market deposits.

Net interest income, the Company's largest source of revenue, declined $153,000 or 1% in the first quarter of 2008 compared with the year-earlier period, primarily because of ongoing pressure on net interest margin as loan yields have responded more rapidly to recent rate cuts by the Federal Reserve than has the Company's cost of funds. Net interest margin for the first quarter declined 28 basis points year over year to 3.95% from 4.23% in the first quarter of 2007, but the rate of decline slowed in the first quarter of 2008 as sequential net interest margin fell only four basis points from 3.99% reported from the fourth quarter of 2007. Lower net interest margin in the first quarter of 2008 more than offset the positive impact of growth in the Company's loan portfolio. The Company expects that pressure on net interest margins will continue in the near term as the Federal Reserve is expected to reduce short-term rates further. Offsetting this to some extent, the maturities on certificates of deposit remain short, which is expected to give the Company an opportunity to reprice these funding sources in the near future.

Non-performing loans for the first quarter declined to $4,589,000 from $5,137,000 in the first quarter of 2007, but, on a linked-quarter basis, increased from $3,370,000 in the fourth quarter of 2007. Likewise, the ratio of non-performing loans to total loans was 0.36% in the first quarter of 2008, down from 0.45% in the first quarter last year, but up from 0.28% in the fourth quarter of 2007. Despite the sequential quarterly increase in non-performing loans, non-performing loans to total loans, at 0.36%, remains well below the average for the past five years. Net charge-offs totaled $578,000 in the first quarter of 2008, or 0.05% of average loans in the first quarter of 2008. This was down from 0.07% in year-earlier quarter, but unchanged from the fourth quarter of 2007. However, loans past due less than 90 days and watch list totals increased in the first quarter of 2008 compared with year-end 2007. The Company increased its provision for loan losses to $1,225,000 in the first quarter from $780,000 in the first quarter of 2007, but, on a linked-quarter basis, the provision declined from $1,435,000 in the fourth quarter of 2007. The Company's allowance for loan losses was 1.09% of total loans at March 31, 2008, up from 1.06% at March 31, 2007, but down from 1.12% at December 31, 2007.

Non-interest income increased $194,000 or 3% in the first quarter compared with the same quarter last year, primarily due to increased gains on sales of mortgage loans, which rose $87,000 or 34%; higher investment management and trust income, which increased $82,000 or 3% during the quarter; and increased bankcard transaction revenue, which was up $79,000 or 15% for the quarter. Higher non-interest income from these areas helped offset lower brokerage fees and commissions and reduced service charges on deposit accounts.

Non-interest expense increased $569,000 or 5% in the first quarter of 2008 versus the same period last year. Higher non-interest expense for the quarter was due primarily to an increase of $581,000 or 9% in salaries and employee benefits, in part reflecting staffing costs for a second banking location in the Indianapolis market and a new banking office in the Cincinnati market, both opened since the first quarter last year, along with an associated increase of $119,000 in net occupancy expense. These increases were offset somewhat by lower data processing expenses.

The Company's first quarter efficiency ratio was 57.26% compared with 54.54% in the first quarter of 2007 and 57.03% in the fourth quarter of 2007.

In February, S.Y. Bancorp's Board of Directors increased its regular quarterly cash dividend 6% to $0.17 per share. The latest dividend was distributed on April 1, 2008, to stockholders of record as of March 17, 2008. During the first quarter of 2008, S.Y. Bancorp repurchased a total of 227,600 shares of common stock at an average price of $22.99 per share. The Company has remaining authorization to purchase up to 163,000 shares under the current plan, which will expire in November 2008 unless otherwise extended or completed at an earlier date.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.517 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

S.Y. Bancorp, Inc.
Summary Unaudited Financial Information
(in thousands except per share amounts)

		First Quarter Ended
		March 31,
		2008	2007
Interest income		$21,878	$22,606
Interest expense		8,617	9,192
Net interest income		13,261	13,414
Provision for loan losses		1,225	780
Net interest income after provision for loan losses		12,036	12,634
Non-interest income		7,350	7,156
Non-interest expense		11,943	11,374
Net income before income taxes		7,443	8,416
Provision for income taxes		2,405	2,712
Net income		$5,038	$5,704
Net income per share
Basic		$0.37	$0.40
Diluted		$0.37	$0.39
Weighted average shares outstanding
Basic		13,452	14,389
Diluted		13,610	14,642

	March 31,	Dec. 31,	March 31,
	2008	2007	2007
Total assets	$1,517,258	$1,482,219	$1,414,364
Total loans	1,289,913	1,201,938	1,149,940
Non-interest bearing deposits	175,028	170,477	174,383
Interest-bearing deposits	972,980	936,230	935,395
Total deposits	1,148,008	1,106,707	1,109,778
Stockholders' equity	131,547	133,024	140,176
Book value per share	9.81	9.78	9.75

Unaudited supplemental financial information for the first quarter ended March 31, 2008 and 2007, appears on the following pages.

S. Y. Bancorp, Inc. Financial Information
First Quarter 2008 Earnings Release
(all figures other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

	First Quarter Ended
	March 31,
	2008	2007
Income Statement Data
Net interest income, fully tax equivalent[a]	$13,508	$13,697
Net interest income	$13,261	$13,414
Provision for loan losses	1,225	780
Net interest income after provision for loan losses	12,036	12,634
Gain on the sale of securities	-	-
Investment management and trust income	3,279	3,197
Service charges on deposit accounts	1,992	2,018
Bankcard transaction revenue	621	542
Gains on sales of mortgage loans held for sale	343	256
Brokerage commissions and fees	441	493
Bank owned life insurance	252	236
Other non-interest income	422	414
Total non-interest income	7,350	7,156
Salaries and employee benefits expense	7,188	6,607
Net occupancy expense	1,009	890
Data processing expense	752	1,015
Furniture and equipment expense	276	292
State bank taxes	340	178
Other non-interest expenses	2,378	2,392
Total non-interest expense	11,943	11,374
Net income before income tax expense	7,443	8,416
Income tax expense	2,405	2,712
Net income	$5,038	$5,704

Weighted average shares - basic	13,452	14,389
Weighted average shares - diluted	13,610	14,642

Basic earnings per share	$0.37	$0.40
Diluted earnings per share	0.37	0.39
Cash dividend declared per share	0.17	0.15

Balance Sheet Data (at period end)
Total loans	$1,289,913	$1,149,940
Allowance for loan losses	14,097	12,183
Total assets	1,517,258	1,414,364
Non-interest bearing deposits	175,028	174,383
Interest bearing deposits	972,980	935,395
Federal home loan bank advances	90,000	50,000
Subordinated debentures	60	90
Stockholders' equity	131,547	140,176
Total shares outstanding	13,406	14,373
Book value per share	9.81	9.75
Market value per share	23.24	24.86

S. Y. Bancorp, Inc. Financial Information
First Quarter 2008 Earnings Release

	First Quarter Ended
	March 31,
	2008	2007
Average Balance Sheet Data
Average loans	$1,235,185	$1,142,713
Average assets	1,470,153	1,406,832
Average earning assets	1,376,233	1,314,341
Average deposits	1,117,873	1,097,640
Average long-term debt	90,062	55,993
Average interest bearing liabilities	1,140,382	1,063,900
Average stockholders' equity	131,901	139,361

Performance Ratios
Annualized return on average assets	1.38%	1.64%
Annualized return on average equity	15.36%	16.60%
Net interest margin, fully tax equivalent	3.95%	4.23%
Non-interest income to total revenue, fully tax equivalent	35.24%	34.32%
Efficiency ratio	57.26%	54.54%

Capital Ratios
Average stockholders' equity to average assets	8.97%	9.91%
Tier 1 risk-based capital	9.07%	10.89%
Total risk-based capital	10.06%	11.84%
Leverage	8.85%	9.97%

Loans by Type
Commercial and industrial	$332,144	$291,682
Construction and development	174,604	136,843
Real estate mortgage - commercial investment	252,706	237,759
Real estate mortgage - owner occupied commercial	202,714	173,915
Real estate mortgage - 1-4 family residential	148,324	143,085
Home equity	136,064	136,115
Consumer	43,357	30,541

Asset Quality Data
Allowance for loan losses to total loans	1.09%	1.06%
Allowance for loan losses to average loans	1.14%	1.07%
Allowance for loan losses to non-performing loans	307.19%	237.16%
Nonaccrual loans	$4,034	$4,697
Restructured loans	-	-
Loans - 90 days past due & still accruing	555	440
Total non-performing loans	4,589	5,137
OREO and repossessed assets	3,715	2,666
Total non-performing assets	8,304	7,803
Non-performing loans to total loans	0.36%	0.45%
Non-performing assets to total assets	0.55%	0.55%
Net charge-offs to average loans (1)	0.05%	0.07%
Net charge-offs	$578	$800

Other Information
Total assets under management (in millions)	$1,549	$1,603
Full-time equivalent employees	460	444

S. Y. Bancorp, Inc. Financial Information
First Quarter 2008 Earnings Release

		Four Quarter Comparison
	3/31/08	12/31/07	9/30/07	6/30/07
Income Statement Data
Net interest income, fully tax equivalent[a]	$13,508	$13,499	$13,802	$13,856
Net interest income	$13,261	$13,243	$13,541	$13,579
Provision for loan losses	1,225	1,435	850	460
Net interest income after provision for loan losses	12,036	11,808	12,691	13,119
Gain on the sale of securities	-	-	-	-
Investment management and trust income	3,279	3,126	3,227	3,336
Service charges on deposit accounts	1,992	2,276	2,260	2,204
Bankcard transaction revenue	621	631	596	590
Gains on sales of mortgage loans held for sale	343	290	227	391
Brokerage commissions and fees	441	486	498	452
Bank owned life insurance	252	252	250	247
Other non-interest income	422	739	508	504
Total non-interest income	7,350	7,800	7,566	7,724
Salaries and employee benefits expense	7,188	6,898	6,865	6,632
Net occupancy expense	1,009	985	917	930
Data processing expense	752	998	979	1,051
Furniture and equipment expense	276	275	291	290
State bank taxes	340	340	326	311
Other non-interest expenses	2,378	2,650	2,149	2,270
Total non-interest expense	11,943	12,146	11,527	11,484
Net income before income tax expense	7,443	7,462	8,730	9,359
Income tax expense	2,405	1,298	2,843	3,062
Net income	$5,038	$6,164	$5,887	$6,297

Weighted average shares - basic	13,452	13,779	14,185	14,325
Weighted average shares - diluted	13,610	13,974	14,400	14,536

Basic earnings per share	$0.37	$0.45	$0.42	$0.44
Diluted earnings per share	0.37	0.44	0.41	0.43
Cash dividend declared per share	0.17	0.16	0.16	0.16

Balance Sheet Data (at period end)
Total loans	$1,289,913	$1,201,938	$1,156,899	$1,162,906
Allowance for loan losses	14,097	13,450	12,550	12,065
Total assets	1,517,258	1,482,219	1,410,453	1,425,299
Non-interest bearing deposits	175,028	170,477	167,614	184,000
Interest bearing deposits	972,980	936,230	899,815	901,316
Federal home loan bank advances	90,000	90,000	70,000	70,000
Subordinated debentures	60	90	90	90
Stockholders' equity	131,547	133,024	138,623	141,888
Total shares outstanding	13,406	13,600	14,005	14,298
Book value per share	9.81	9.78	9.90	9.92
Market value per share	23.24	23.94	27.04	23.76

S. Y. Bancorp, Inc. Financial Information
First Quarter 2008 Earnings Release

		Four Quarter Comparison
	3/31/08	12/31/07	9/30/07	6/30/07
Average Balance Sheet Data
Average loans	$1,235,185	$1,178,068	$1,155,211	$1,160,064
Average assets	1,470,153	1,436,666	1,409,653	1,401,020
Average earning assets	1,376,233	1,341,624	1,311,152	1,304,508
Average deposits	1,117,873	1,089,400	1,063,718	1,075,459
Average long-term debt	90,062	76,394	70,090	60,420
Average interest bearing liabilities	1,140,382	1,089,233	1,057,138	1,048,552
Average stockholders' equity	131,901	135,370	141,583	141,133

Performance Ratios
Annualized return on average assets	1.38%	1.70%	1.66%	1.80%
Annualized return on average equity	15.36%	18.07%	16.50%	17.90%
Net interest margin, fully tax equivalent	3.95%	3.99%	4.18%	4.26%
Non-interest income to total revenue, fully tax equivalent	35.24%	36.62%	35.41%	35.79%
Efficiency ratio	57.26%	57.03%	53.95%	53.22%

Capital Ratios
Average stockholders' equity to average assets	8.97%	9.42%	10.04%	10.07%
Tier 1 risk-based capital	9.07%	9.82%	10.47%	10.70%
Total risk-based capital	10.06%	10.82%	11.42%	11.62%
Leverage	8.85%	9.21%	9.81%	10.17%

Loans by Type
Commercial and industrial	$332,144	$309,506	$292,240	$298,006
Construction and development	174,604	144,668	137,659	145,468
Real estate mortgage - commercial investment	252,706	240,610	236,847	227,530
Real estate mortgage - owner occupied commercial	202,714	200,122	186,564	183,199
Real estate mortgage - 1-4 family residential	148,324	145,362	142,757	140,181
Home equity	136,064	136,962	136,064	143,015
Consumer	43,357	24,708	24,768	25,507

Asset Quality Data
Allowance for loan losses to total loans	1.09%	1.12%	1.08%	1.04%
Allowance for loan losses to average loans	1.14%	1.16%	1.09%	1.05%
Allowance for loan losses to non-performing loans	307.19%	399.11%	295.71%	252.99%
Nonaccrual loans	$4,034	$2,964	$2,985	$4,055
Restructured loans	-	-	-	-
Loans - 90 days past due & still accruing	555	406	1,259	714
Total non-performing loans	4,589	3,370	4,244	4,769
OREO and repossessed assets	3,715	3,831	3,436	2,780
Total non-performing assets	8,304	7,201	7,680	7,549
Non-performing loans to total loans	0.36%	0.28%	0.37%	0.41%
Non-performing assets to total assets	0.55%	0.49%	0.54%	0.53%
Net charge-offs to average loans (1)	0.05%	0.05%	0.05%	0.05%
Net charge-offs	$578	$535	$365	$578

Other Information
Total assets under management (in millions)	$1,549	$1,669	$1,707	$1,669
Full-time equivalent employees	460	446	443	445

[a] Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(1) - Amounts not annualized

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President,
Treasurer and Chief Financial Officer